UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 30, 2007

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 30, 2007, American Racing and Entertainment, LLC (“American Racing”), a New York State limited liability company in which Nevada Gold & Casinos, Inc. (the “Company”) has a 22.77% interest, completed loan maturity extensions and a partial restructuring of its major debt obligations which were maturing on March 31 and April 1, 2007. The Company, through a wholly owned subsidiary, owns a 22.77% interest in American Racing and remains as a guarantor of $9.9 million of the indebtedness of American Racing. Another subsidiary of the Company has guaranteed an additional $2,277,000 of the debt of American Racing.

Two wholly owned subsidiaries of the Company, Nevada Gold - Tioga Downs, Inc. and Nevada Gold - Vernon Downs, Inc. hold the New York State harness racing licenses for the two racetracks owned by American Racing and manage the properties on behalf of American Racing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: April 2, 2007	By:	/s/ James J. Kohn
James J. Kohn
Chief Financial Officer